Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting a part of this Registration Statement on Form N-2 of our report dated June 2, 2017 relating to the financial statements of VII Peaks Co-Optivist Income BDC II, Inc., the predecessor fund to VII Peaks Co-Optivist Income Fund.

We also consent to the reference to us under the headings “Independent Auditors” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ OUM & Co. LLP

San Francisco, California

September 14, 2017